Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 27, 2021, relating to the financial statements of Full Truck Alliance Co. Ltd., appearing in the Registration Statement (No. 333-256564) on Form F-1/A of Full Truck Alliance Co. Ltd.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

July 7, 2021